SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   04-2693383
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1241 EAST MAIN STREET, STAMFORD, CONNECTICUT               06902
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  (Address of principal executive offices)               (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act: None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: 333-84327

     Securities to be registered pursuant to Section 12(g) of the Act:


                      CLASS A COMMON STOCK, $.01 PAR VALUE
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                                (Title of class)




                               Page 1 of 4 Pages

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement relates to the Class A common stock, $.01 par value (the "Common Stock"), of World Wrestling Federation Entertainment, Inc., a Delaware corporation (the "Company"). The information required in response to this Item with respect to the Common Stock is set forth under the caption "Description of Capital Stock" on pages 54-55 of the form of prospectus that is included in Amendment No. 2 to the Company's Registration Statement on Form S-1, File No. 333-84327 (the "S-1 Registration Statement"), which was filed with the Securities and Exchange Commission on September 22, 1999. Such information is hereby incorporated herein by reference in its entirety.


ITEM 2.   EXHIBITS.

          The  following   exhibits  will  be  incorporated  by  reference  from
          Amendment No. 3 ("Amendment No. 3") to the S-1 Registration Statement.

          EXHIBIT
          -------

          A    Form of certificate for the Class A common stock, $.01 par value,
               of  World  Wrestling  Federation   Entertainment,   Inc.  (to  be
               incorporated by reference from Exhibit 4.1 to Amendment No. 3).

          B    Form of Amended and  Restated  Certificate  of  Incorporation  of
               World   Wrestling   Federation   Entertainment,   Inc.   (to   be
               incorporated by reference from Exhibit 3.2 to Amendment No. 3).

          C    Form  of  Amended  and  Restated   By-laws  of  World   Wrestling
               Federation Entertainment, Inc. (to be incorporated by reference from Exhibit 3.4 to Amendment No. 3).






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



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         WORLD WRESTLING FEDERATION
                                         ENTERTAINMENT, INC.


Date: October 13, 1999                   By: /S/EDWARD L. KAUFMAN
                                             ---------------------------
                                             Edward L. Kaufman
                                             Senior Vice President and
                                               General Counsel






                               Page 3 of 4 Pages

                                  EXHIBIT INDEX

                                                             METHOD OF
EXHIBIT                 DESCRIPTION                       MEANS OF FILING
-------                 -----------                       ---------------

   A        Form of certificate for the Class       To be incorporated by
            A common stock, $.01 par value, of      reference from Exhibit 4.1
            World Wrestling Federation              to Amendment No. 3
            Entertainment, Inc.                     ("Amendment No. 3") to the
                                                    Registration Statement on
                                                    Form S-1, File No.
                                                    333-84327, of World
                                                    Wrestling Federation
                                                    Entertainment, Inc.

   B        Form of Amended and Restated            To be incorporated by
            Certificate of Incorporation of         reference from Exhibit 3.2
            World Wrestling Federation              to Amendment No. 3
            Entertainment, Inc.

   C        Form of Amended and Restated            To be incorporated by
            By-laws of World Wrestling              reference from Exhibit 3.4
            Federation Entertainment, Inc.          to Amendment No. 3






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